Exhibit 99.1

Brooks Automation Announces the Acquisition of GENEWIZ Group

CHELMSFORD, Mass., September 26, 2018 (PRNEWSWIRE) -- Brooks Automation, Inc. (Nasdaq: BRKS) today announced that it has entered into a definitive agreement to acquire GENEWIZ Group, a leading global genomics service provider headquartered in South Plainfield, New Jersey.  The total cash purchase price for the acquisition will be approximately $450 million, subject to working capital and other adjustments.  The transaction is expected to close by the end of this calendar year upon satisfaction of customary closing conditions and regulatory approvals.

GENEWIZ is a global leader in genomics services that enable research scientists to advance their discoveries within the pharmaceutical, academic, biotechnology, agriculture and other markets.  The company provides gene sequencing and synthesis services for more than 4,000 institutional customers worldwide supported by their global network of laboratories spanning the United States, China, Japan, Germany and the United Kingdom.  GENEWIZ, founded in 1999, is privately-held.

Commenting on the transaction, Dr. Steve Schwartz, President and Chief Executive Officer of Brooks Automation, stated, “This is an exciting day for Brooks as we announce the pending acquisition of GENEWIZ, which will be our largest acquisition to date in Life Sciences. The GENEWIZ team has built a strong business, which customers trust to provide industry-leading scientific capabilities and superior service.  This transaction is more than just an addition to our Life Sciences business as GENEWIZ will add a new and innovative platform which we expect to leverage, along with our core capabilities, to add even more value to samples under our care.”

Dr. Amy Liao is a co-founder and the Chief Executive Officer of GENEWIZ, and will continue to lead the business under Brooks’ ownership.  Dr. Liao commented, “We bring twenty years of experience, leading sequencing and synthesis capabilities, deep customer relationships, and more than 1,000 very excited employees into Brooks.  We know that Brooks’ strength in the sample management market will open more doors to customers for our services and we look forward to developing this exciting new chapter of growth together as part of the Brooks team.”

Management expects GENEWIZ to exceed $140 million in revenue in the next twelve months, which corresponds to Brooks’ fiscal year, and expects the acquisition will immediately be accretive to non-GAAP earnings.  The Company will fund the acquisition from cash on the balance sheet supplemented with incremental debt.

In connection with the transaction, Evercore acted as the exclusive financial advisor and Mintz, Levin, Cohn, Ferris, Glovsky and Popeo acted as legal counsel to Brooks Automation.  Morgan Stanley Senior Funding, Inc. is providing committed financing for this transaction.  Jefferies LLC acted as financial advisor and Shearman & Sterling acted as legal counsel to GENEWIZ.

Management will host a conference call this morning at 8:30 a.m. Eastern Time, Wednesday, September 26, 2018 to discuss the transaction and to host a question and answer session.  To participate in the conference call, please dial 888-383-1618 for domestic callers and +1-415-226-5356 for international callers.

Analysts, investors and members of the media can access the live webcast via the Brooks website at http://www.brooks.com/company/investors/events-and-webcasts.  A replay will be available beginning approximately two hours following closing of the call.

About Brooks Automation, Inc.

Brooks is a leading worldwide provider of automation and cryogenic solutions for multiple markets including semiconductor manufacturing and life sciences.  Brooks' technologies, engineering competencies and global service capabilities provide customers speed to market and ensure high uptime and rapid response, which equate to superior value in their mission-critical controlled environments.  Since 1978, Brooks has been a leading partner to the global semiconductor manufacturing market and since 2011 Brooks has applied its automation and cryogenics expertise to meet the sample storage needs of customers in the life sciences industry.  Brooks' life sciences offerings include a broad range of products and services for on-site infrastructure for sample management in ‑20°C to -190°C temperatures, as well as comprehensive outsource service solutions across the complete life cycle of biological samples including collection, transportation, processing, storage, protection, retrieval and disposal.  Brooks is headquartered in Chelmsford, MA, with operations in North America, Europe and Asia.  For more information, visit www.brooks.com.

About GENEWIZ Group

GENEWIZ is a global provider of genomics services enabling research scientists within pharmaceutical, biotechnology, agriculture, environmental and clean energy, academic, and government institutions to advance their discoveries.  The company was founded in 1999 by Dr. Steve Sun and Dr. Amy Liao and today serves over 4,000 customers globally.  Customers rely on the unique and proprietary genomics technologies and services backed by GENEWIZ’s specialized experts in Sanger sequencing, next generation sequencing, gene synthesis, molecular biology, bioinformatics, and GLP regulatory-compliant services.  Headquartered in South Plainfield, NJ, GENEWIZ operates a network of laboratories in Boston, MA; Washington, D.C. Metro; Research Triangle Park, NC; San Diego, CA; San Francisco, CA; and Seattle, WA.  International locations include Beijing, Suzhou, Tianjin, and Guangzhou, China,; Takeley, United Kingdom; Leipzig, Germany; and Tokyo, Japan.  For more information, visit www.genewiz.com and follow them on LinkedIn, Twitter, Facebook, YouTube, WeChat, and Weibo.

“Safe Harbor Statement” under Section 21E of the Securities Exchange Act of 1934

Some statements in this release are forward-looking statements made under Section 21E of the Securities Exchange Act of 1934. These statements are neither promises nor guarantees but involve risks and uncertainties, both known and unknown, that could cause Brooks' financial and business results to differ materially from our expectations. They are based on the facts known to management at the time they are made. These forward-looking statements include, but are not limited to statements about expected timing of completion of the acquisition of GENEWIZ or the benefits to the Company of such transaction.  Factors that could cause results to differ from our expectations include the following:  the ability to consummate the transaction; risks that the conditions to the closing of the transaction are not satisfied, including the risk that required approvals for the transaction from governmental authorities are not obtained; the ability of Brooks to successfully integrate GENEWIZ’s operations and employees; unexpected costs, charges or expenses resulting from the transaction; risks that the proposed transaction disrupts the current plans and operations of Brooks and GENEWIZ; competition from larger and more established companies in GENEWIZ’s markets; Brooks’ ability to successfully grow GENEWIZ's business; potential adverse reactions or changes to business relationships resulting from the announcement or completion of the transaction; the availability and terms of the financing to be incurred in connection with the transaction; the retention of key employees, and other factors and other risks, including those that we have described in our filings with the Securities and Exchange

Commission, including but not limited to our Annual Report on Form 10-K, current reports on Form 8-K and our quarterly reports on Form 10-Q. As a result we can provide no assurance that our future results will not be materially different from those projected. Brooks expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any such statement to reflect any change in our expectations or any change in events, conditions or circumstances on which any such statement is based. Brooks undertakes no obligation to update the information contained in this press release.

CONTACTS:
Sherry Dinsmore
Brooks Automation
978.262.2400
sherry.dinsmore@brooks.com

John Mills
Partner
ICR, LLC
646.277.1254
john.mills@icrinc.com